M A C K - C A L I    R E A L T Y    C O R P O R A T I O N

NEWS RELEASE

For Immediate Release

Contact:	Barry Lefkowitz	Virginia Sobol
	Executive Vice President and Chief Financial Officer (908)272-8000	Vice President, Marketing and Public Relations (908)272-8000

MACK-CALI REALTY CORPORATION

ANNOUNCES FOURTH QUARTER RESULTS

CRANFORD, NEW JERSEY – February 23, 2006 – Mack-Cali Realty Corporation (NYSE: CLI) today reported its results for the fourth quarter 2005.

Highlights of the quarter included:

–	Reported net income per diluted share of $0.23;

–	Reported funds from operations per diluted share of $0.86; and

–	Declared $0.63 per share quarterly common stock dividend.

FINANCIAL HIGHLIGHTS

Net income available to common shareholders for the fourth quarter 2005 equaled $14.4 million, or $0.23 per share, versus $30.3 million, or $0.49 per share, for the same quarter last year. For the year ended December 31, 2005, net income available to common shareholders equaled $93.5 million, or $1.51 per share, versus $100.5 million, or $1.65 per share, for 2004.

Funds from operations (FFO) available to common shareholders for the quarter ended December 31, 2005 amounted to $65.1 million, or $0.86 per share, versus $67.9 million, or $0.90 per share, for the quarter ended December 31, 2004. For the year ended December 31, 2005, FFO available to common shareholders amounted to $270.3 million, or $3.57 per share, versus $270.1 million, or $3.60 per share, for the same period last year.

Total revenues for the fourth quarter 2005 increased 9.5 percent to $163.3 million as compared to $149.1 million for the same quarter last year. For the year ended December 31, 2005, total revenues amounted to $643.4 million, an increase of 11.4 percent over total revenues of $577.7 million for the same period last year.

All per share amounts presented above are on a diluted basis.

The Company had 62,019,646 shares of common stock, 10,000 shares of 8 percent Series C cumulative redeemable perpetual preferred stock ($25,000 liquidation value per share), and 13,650,439 common operating partnership units outstanding as of December 31, 2005.

The Company had a total of 75,670,085 common shares/common units outstanding at December 31, 2005.

As of December 31, 2005, the Company had total indebtedness of approximately $2.1 billion, with a weighted average annual interest rate of 6.15 percent. The Company had a total market capitalization of $5.4 billion and a debt-to-undepreciated assets ratio of 42.8 percent at December 31, 2005. The Company had an interest coverage ratio of 3.1 times for the quarter ended December 31, 2005.

Mitchell E. Hersh, president and chief executive officer, commented, "During the quarter, we remained focused on enhancing our Northeast presence, securing long-term leases with high-quality tenants, and strengthening our balance sheet.” He continued, “For 2006, we’re excited about the new growth opportunities we are pursuing with our agreements in principle to acquire The Gale Real Estate Services Company and interests in almost 2.8 million square feet of properties in New Jersey.”

The following is a summary of the Company’s recent activity:

ACQUISITIONS

In November, the Company entered into a contract to acquire all the interests in Capital Office Park, a seven-building class A office complex totaling approximately 842,300 square feet in Greenbelt, Maryland, for aggregate purchase consideration of approximately $161.7 million. The purchase consideration for the acquisition, which is expected to close no later than the end of the first quarter of 2006, will consist of a combination of $97.9 million of common operating partnership units in Mack-Cali Realty, L.P. and the assumption of approximately $63.8 million of mortgage debt. At closing, the sellers may elect to receive approximately $27.9 million in cash in lieu of common operating partnership units.

Under the agreement, the Company also has the option to acquire for $13 million approximately 43 acres of adjacent land sites. These sites can accommodate the development of up to 600,000 square feet of office space. Located on the Capital Beltway (I-95/I-495), northeast of Washington, D.C., Capital Office Park is 84.6 percent leased to 90 tenants. The buildings being acquired are 6301, 6303, 6305, 6404 and 6406 Ivy Lane, each eight stories; a seven-story building at 6411 Ivy Lane; and a four-story building at 9200 Edmonston Road.

DEVELOPMENT

In October, the Company entered into a development and acquisition agreement with AAA Mid-Atlantic. The agreement includes the Company’s development of an operations center for AAA and its acquisition of land and buildings from AAA, all in Hamilton Township, New Jersey. The Company will develop for AAA a three-story, 120,000 square-foot class A office building on a 21.6 acre land site at the Company’s Horizon Center Business Park. AAA has pre-leased the building, which it will use as an operations center for 15 years. Construction on the build-to-suit project is expected to be completed in the third quarter of 2006. Upon completion of the new building for AAA, the Company will acquire from AAA three office and office/flex buildings totaling 83,762 square feet and land for the development of an additional 243,000 square feet of commercial space. The Company plans to redevelop each of the acquired properties.

FINANCING ACTIVITY

In November, the Company’s operating partnership, Mack-Cali Realty, L.P., sold $100 million of 10-year senior unsecured notes. The 5.80 percent notes are due January 15, 2016. The proceeds from the issuance of approximately $99 million were applied to the repayment of outstanding borrowings under the Company’s unsecured credit facility.

Recently, in January, the Company’s operating partnership, Mack-Cali Realty, L.P., sold $200 million of senior unsecured notes, comprised of $100 million of six-year notes and $100 million of 10-year notes.

The six-year notes bear interest at 5.25 percent, are due January 15, 2012, and were priced to yield 5.48 percent. The 10-year notes are a re-opening of previously-issued $100 million, 5.80 percent notes due January 15, 2016, which were re-opened at 101.081 to yield 5.65 percent, plus accrued interest. Following the re-opening, the outstanding size of the 5.80 percent notes will be $200 million. The proceeds from the issuance of both series of notes of approximately $200.8 million were applied to the repayment of outstanding borrowings under the Company’s $600 million unsecured revolving credit facility.

DIVIDENDS

In December, the Company’s Board of Directors declared a cash dividend of $0.63 per common share (indicating an annual rate of $2.52 per common share) for the fourth quarter 2005, which was paid on January 13, 2006 to shareholders of record as of January 5, 2006.

The Board also declared a cash dividend on its 8 percent Series C cumulative redeemable perpetual preferred stock ($25 liquidation value per depositary share, each representing 1/100th of a share of preferred stock) equal to $0.50 per depositary share for the period October 15, 2005 through January 14, 2006. The dividend was paid on January 17, 2006 to shareholders of record as of January 5, 2006.

LEASING INFORMATION

Mack-Cali’s consolidated in-service portfolio was 91.0 percent leased at December 31, 2005, as compared to 90.0 percent at September 30, 2005 and 91.2 percent at December 31, 2004.

For the quarter ended December 31, 2005, the Company executed 167 leases totaling 1,107,381 square feet, consisting of 791,850 square feet of office space and 315,531 square feet of office/flex space. Of these totals, 367,254 square feet were for new leases and 740,127 square feet were for lease renewals and other tenant retention transactions.

For the year ended December 31, 2005, the Company executed 721 leases totaling 5,664,624 square feet, consisting of 4,539,501 square feet of office space and 1,125,123 square feet of office/flex space. Of these totals, 2,447,793 square feet were for new leases and 3,216,831 square feet were for lease renewals and other tenant retention transactions.

Highlights of the quarter’s leasing transactions include:

–

Sumitomo Mitsui Banking Corporation, a subsidiary of Sumitomo Mitsui Financial Group, signed leases totaling 71,153 square feet at Harborside Financial Center in Jersey City, New Jersey. The transactions represent a new, 10-year lease of 40,470 square feet at Harborside Plaza 1 and a 10-year renewal of 30,683 square feet at Harborside Plaza 2. Harborside Financial Center is a five-building, 3.1 million square-foot office complex and is 91.0 percent leased.

–	Fred Alger & Company, Inc., an investment firm, signed a new 15-year lease for 37,785 square feet at Harborside Financial Center Plaza 1.

–

National Union Fire Insurance Company, a subsidiary of the American International Group, expanded its presence at 101 Hudson Street in Jersey City, New Jersey by 38,507 square feet for seven years. 101 Hudson Street is a 1.25 million square-foot office building and is 99.5 percent leased.

–

Paradigm Health Systems, Inc., a complex care management company, signed a five-year renewal of 19,500 square feet at 10 Mountainview Road, a 192,000 square-foot office building located in Upper Saddle River, New Jersey. The building is 100 percent leased.

–

Groundwater/Environmental Services, Inc., an environmental consulting and contracting firm, signed a 30,070 square-foot transaction at 1340 Campus Parkway, located at Monmouth Shores Corporate Park in Wall Township, New Jersey. The transaction is a renewal of 24,200 square feet and expansion of 5,870 square feet, with a term of seven years. 1340 Campus Parkway is a 72,502 square-foot office/flex building and is 100 percent leased.

–

Coca-Cola Enterprises, Inc., which markets, produces and distributes the products of the Coca-Cola Company, expanded its lease at 555 Taxter Road in Elmsford, New York by 12,520 square feet for nine years. 555 Taxter Road is a 170,554 square-foot office building and is 100 percent leased.

–

Optical Distributor Group, LLC, a contact lens distributor, signed a seven-year, nine-month expansion of 18,615 square feet at 4 Skyline Drive in Hawthorne, New York. The 80,600 square-foot office/flex building is 92.2 percent leased.

–

Prism Color Corporation, a provider of pre-press and printing services to the graphics industry, renewed its lease of 37,320 square feet at 31 Twosome Drive in Moorestown, New Jersey for five years. 31 Twosome Drive is an 84,200 square foot office/flex building and is 100 percent leased.

–

Star Linen, Inc., a linen supplier to the lodging, healthcare and food service industries, signed a new, five-year lease for the entire 32,700 square-foot office/flex building located at 1507 Lancer Drive in Moorestown, New Jersey.

–

Unitrin Direct Insurance Company, the direct-to-consumer auto insurance arm of financial services provider Unitrin, expanded its presence at One Plymouth Meeting in Plymouth Meeting, Pennsylvania by 14,015 square feet for five years. One Plymouth Meeting is a 167,748 square-foot office building and is 100 percent leased.

–

Leo A. Daly Company, a provider of planning, architectural, engineering and interior design services, signed a transaction totaling 27,374 square feet at 1201 Connecticut Avenue, NW in Washington, DC. In addition to a twelve-year, 12,544 square-foot expansion, the company extended the term of its current lease of 14,830 square feet for just over five years. 1201 Connecticut Avenue, NW is a 169,549 square-foot office building that is 86.2 percent leased.

–

Aircell, Inc., a provider of aircraft telecommunications systems, signed an 18,765 square-foot transaction at 1172 Century Drive in Louisville, Colorado. The transaction represents an expansion of 7,938 square feet for seven years and renewal of 10,827 square feet. 1172 Century Drive is a 49,566 square foot office building and is 100 percent leased.

Included in the Company’s Supplemental Operating and Financial Data for the fourth quarter 2005 are schedules highlighting the leasing statistics for both the Company’s consolidated and joint venture properties.

The supplemental information is available on Mack-Cali’s website, as follows:

http://www.mack-cali.com/graphics/shareholders/pdfs/4th.quarter.sp.05.pdf

ADDITIONAL INFORMATION

The Company expressed comfort with net income and FFO per diluted share for the first quarter and full year 2006, as follows:

First Quarter		Full Year
2006 Range		2006 Range

Net income available to common shareholders	$0.29 - $0.31	$1.18 - $1.34
Add: Real estate-related depreciation and amortization	0.53	2.14
Funds from operations available to common shareholders	$0.82 - $0.84	$3.32 - $3.48

These estimates reflect management’s view of current market conditions and certain assumptions with regard to rental rates, occupancy levels and other assumptions/projections. Actual results could differ from these estimates.

An earnings conference call with management is scheduled for today, February 23, 2006 at 11:00 a.m. Eastern Time, which will be broadcast live via the Internet at:

http://www.corporate-ir.net/ireye/ir_site.zhtml?ticker=CLI&script=1010&item_id=1200455

The live conference call is also accessible by calling (719) 457-2641 and requesting the Mack-Cali conference call.

The conference call will be rebroadcast on Mack-Cali’s website at http://www.mack-cali.com beginning at 2:00 p.m. Eastern Time on February 23, 2006 through March 2, 2006.

A replay of the call will also be accessible during the same time period by calling (719) 457-0820 and using the pass code 2414114.

Copies of Mack-Cali’s 2005 Form 10-K and Fourth Quarter 2005 Supplemental Operating and Financial Data are available on Mack-Cali’s website, as follows:

2005 Form 10-K:

http://www.mack-cali.com/graphics/shareholders/pdfs/10k.05.pdf

Fourth Quarter 2005 Supplemental Operating and Financial Data:

http://www.mack-cali.com/graphics/shareholders/pdfs/4th.quarter.sp.05.pdf

In addition, these items are available upon request from:

Mack-Cali Investor Relations Dept.

11 Commerce Drive, Cranford, NJ 07016-3501

(908) 272-8000 ext. 2484

INFORMATION ABOUT FFO

Funds from operations (“FFO”) is defined as net income (loss) before minority interest of unitholders, computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from extraordinary items and sales of depreciable rental property (which the Company believes includes unrealized losses on properties held for sale), plus real estate-related depreciation and amortization. The Company believes that FFO per share is helpful to investors as one of several measures of the performance of an equity REIT. The Company further believes that by excluding the effect of depreciation and gains (or losses) from sales of properties (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO per share can facilitate comparison of operating performance between equity REITs. FFO per share should not be considered as an alternative to net income per share as an indication of the Company’s performance or to cash flows as a measure of liquidity. FFO per share presented herein is not necessarily comparable to FFO per share presented by other real estate companies due to the fact that not all real estate companies use the same definition. However, the Company’s FFO per share is comparable to the FFO per share of real estate companies that use the current definition of the National Association of Real Estate Investment Trusts (“NAREIT”). A reconciliation of net income per share to FFO per share is included in the financial tables accompanying this press release.

ABOUT THE COMPANY

Mack-Cali Realty Corporation is a fully-integrated, self-administered, self-managed real estate investment trust (REIT) providing management, leasing, development, construction and other tenant-related services for its class A real estate portfolio. Mack-Cali owns or has interests in 270 properties, primarily office and office/flex buildings located in the Northeast, totaling approximately 30 million square feet. The properties enable the Company to provide a full complement of real estate opportunities to its diverse base of approximately 2,200 tenants.

Additional information on Mack-Cali Realty Corporation is available on the Company’s website at http://www.mack-cali.com.

The information in this press release must be read in conjunction with, and is modified in its entirety by, the Annual Report on Form 10-K (the “10-K”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”). In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-K, the footnotes thereto and the limitations set forth therein. Investors may not rely on the press release without reference to the 10-K and the Public Filings.

Statements made in this press release may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “should,” “expect,” “anticipate,” “estimate,” “continue,” or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate, and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the headings “Disclosure Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Reports on Form 10-K, which are incorporated herein by reference. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

Mack-Cali Realty Corporation
Consolidated Statements of Operations
(in thousands, except per share amounts) (unaudited)

	Quarter Ended
	December 31,
	2005	2004

Revenues
Base rents	$ 136,163	$ 127,021
Escalations and recoveries from tenants	22,351	18,322
Parking and other	4,832	3,726
Total revenues	163,346	149,069

Expenses
Real estate taxes	21,268	17,986
Utilities	14,704	10,095
Operating services	23,435	21,411
General and administrative	9,245	9,117
Depreciation and amortization	40,502	34,420
Interest expense	30,418	26,780
Interest income	(364)	(328)
Total expenses	139,208	119,481

Income from continuing operations before minority interests
and equity in earnings of unconsolidated joint ventures	24,138	29,588
Minority interest in Operating Partnership	(4,293)	(6,731)
Equity in earnings of unconsolidated joint ventures
(net of minority interest), net	(249)	(3,963)

Income from continuing operations	19,596	18,894
Discontinued operations (net of minority interest):
Income from discontinued operations	(148)	1,986
Realized gains (losses) and unrealized losses on disposition of rental property, net	(4,547)	9,882
Total discontinued operations, net	(4,695)	11,868

Net income	14,901	30,762
Preferred stock dividends	(500)	(500)
Net income available to common shareholders	$ 14,401	$ 30,262

PER SHARE DATA:
Basic earnings per common share	$ 0.23	$ 0.50
Diluted earnings per common share	$ 0.23	$ 0.49

Dividends declared per common share	$ 0.63	$ 0.63

Basic weighted average shares outstanding	61,715	60,720

Diluted weighted average shares outstanding	75,799	69,043

Mack-Cali Realty Corporation
Consolidated Statements of Operations
(in thousands, except per share amounts) (unaudited)

	Year Ended
	December 31,
	2005	2004

Revenues
Base rents	$ 541,702	$ 498,392
Escalations and recoveries from tenants	84,082	66,451
Parking and other	17,621	12,906
Total revenues	643,405	577,749

Expenses
Real estate taxes	82,056	69,085
Utilities	55,843	41,649
Operating services	89,175	75,712
General and administrative	33,090	31,761
Depreciation and amortization	155,370	127,826
Interest expense	119,337	109,649
Interest income	(856)	(1,367)
Total expenses	534,015	454,315

Income from continuing operations before minority interests
and equity in earnings of unconsolidated joint ventures	109,390	123,434
Minority interest in Operating Partnership	(21,042)	(27,691)
Minority interest in consolidated joint ventures	(74)	--
Equity in earnings of unconsolidated joint ventures
(net of minority interest), net	179	(3,452)
Gain on sale of investment in unconsolidated joint ventures
(net of minority interest)	31	637

Income from continuing operations	88,484	92,928
Discontinued operations (net of minority interest):
Income from discontinued operations	2,578	10,144
Realized gains (losses) and unrealized losses
on disposition of rental property, net	4,426	(619)
Total discontinued operations, net	7,004	9,525

Net income	95,488	102,453
Preferred stock dividends	(2,000)	(2,000)
Net income available to common shareholders	$ 93,488	$ 100,453

PER SHARE DATA:
Basic earnings per common share	$ 1.52	$ 1.66
Diluted earnings per common share	$ 1.51	$ 1.65

Dividends declared per common share	$ 2.52	$ 2.52

Basic weighted average shares outstanding	61,477	60,351

Diluted weighted average shares outstanding	74,189	68,743

Mack-Cali Realty Corporation
Statements of Funds from Operations
(in thousands, except per share/unit amounts) (unaudited)

	Quarter Ended
	December 31,
	2005	2004

Net income available to common shareholders	$ 14,401	$ 30,262
Add: Minority interest in Operating Partnership	4,293	6,731
Minority interest in equity in earnings of unconsolidated joint ventures	(55)	(500)
Minority interest in discontinued operations	(1,042)	1,498
Real estate-related depreciation and amortization on continuing operations (1)	41,873	40,345
Real estate-related depreciation and amortization on discontinued operations	110	705
Add (Deduct): Discontinued operations – Realized gains (losses) and unrealized losses on disposition of rental property, net	5,555	(11,129)
Funds from operations available to common shareholders (2)	$ 65,135	$ 67,912

Diluted weighted average shares/units outstanding (3)	75,799	75,248

Funds from operations per share/unit – diluted	$ 0.86	$ 0.90

Dividends declared per common share	$ 0.63	$ 0.63

Dividend payout ratio:
Funds from operations-diluted	73.31%	69.81%

Supplemental Information:
Non-incremental revenue generating capital expenditures:
Building improvements	$ 2,564	$ 2,967
Tenant improvements and leasing commissions	$ 9,143	$ 10,989
Straight-line rent adjustments (4)	$ 4,321	$ 3,330
Amortization of (above)/below market lease intangibles, net	$ 994	$ (3)

(1) Includes the Company’s share from unconsolidated joint ventures of $1,524 and $6,085 for 2005 and 2004, respectively.

(2)    Funds from operations for both periods are calculated in accordance with the National Association of Real Estate Investment Trusts (NAREIT) definition. For further discussion, see “Information About FFO” in this release.

(3)    Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common and preferred units into common shares, (13,699 shares in 2005 and 13,871 shares in 2004), plus dilutive Common Stock Equivalents (i.e. stock options and warrants).

(4) Includes the Company’s share from unconsolidated joint ventures of $223 and $96 for 2005 and 2004, respectively.

Mack-Cali Realty Corporation
Statements of Funds from Operations
(in thousands, except per share/unit amounts) (unaudited)

	Year Ended
	December 31,
	2005	2004

Net income available to common shareholders	$ 93,488	$ 100,453
Add: Minority interest in Operating Partnership	21,042	27,691
Minority interest in equity in earnings of unconsolidated joint ventures	69	(434)
Minority interest in gain on sale of investment in unconsolidated joint ventures	4	83
Minority interest in discontinued operations	1,516	1,197
Real estate-related depreciation and amortization on continuing operations (1)	159,044	136,385
Real estate-related depreciation and amortization on discontinued operations	729	4,748
Deduct: Gain on sale of investment in unconsolidated joint venture	(35)	(720)
(Deduct) Add: Discontinued operations – Realized gains (losses) and unrealized losses on disposition of rental property, net	(5,523)	727
Funds from operations available to common shareholders (2)	$ 270,334	$ 270,130

Diluted weighted average shares/units outstanding (3)	75,719	74,948

Funds from operations per share/unit – diluted	$ 3.57	$ 3.60

Dividends declared per common share	$ 2.52	$ 2.52

Dividend payout ratio:
Funds from operations-diluted	70.58%	69.92%

Supplemental Information:
Non-incremental revenue generating capital expenditures:
Building improvements	$ 6,532	$ 7,405
Tenant improvements and leasing commissions	$ 41,044	$ 45,998
Straight-line rent adjustments (4)	$ 14,194	$ 11,784
Amortization of (above)/below market lease intangibles, net	$ 3,725	$ 1,777

(1) Includes the Company’s share from unconsolidated joint ventures of $4,299 and $9,193 for 2005 and 2004, respectively.

(2)    Funds from operations for both periods are calculated in accordance with the National Association of Real Estate Investment Trusts (NAREIT) definition. For further discussion, see “Information About FFO” in this release.

(3)    Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common and preferred units into common shares, (13,782 shares in 2005 and 13,965 shares in 2004), plus dilutive Common Stock Equivalents (i.e. stock options and warrants).

(4) Includes the Company’s share from unconsolidated joint ventures of $612 and $545 for 2005 and 2004, respectively.

Mack-Cali Realty Corporation
Statements of Funds from Operations Per Diluted Share
(amounts are per diluted share, except share count in thousands) (unaudited)

	Quarter Ended
	December 31,
	2005	2004

Net income available to common shareholders	$ 0.23	$ 0.49
Add: Real estate-related depreciation and amortization on continuing operations (1)	0.55	0.54
Real estate-related depreciation and amortization on discontinued operations	--	0.01
Add (Deduct): Realized gains (losses) and unrealized losses on disposition of rental property, net	0.07	(0.15)
Minority interest/rounding adjustment	0.01	0.01
Funds from operations available to common shareholders (2)	$ 0.86	$ 0.90

Diluted weighted average shares/units outstanding (3)	75,799	75,248

(1) Includes the Company’s share from unconsolidated joint ventures of $0.02 and $0.08 for 2005 and 2004, respectively.

(2)    Funds from operations for both periods are calculated in accordance with the National Association of Real Estate Investment Trusts (NAREIT) definition. For further discussion, see “Information About FFO” in this release.

(3)    Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common and preferred units into common shares (13,699 shares in 2005 and 13,871 shares in 2004), plus dilutive Common Stock Equivalents (i.e. stock options and warrants).

Mack-Cali Realty Corporation
Statements of Funds from Operations Per Diluted Share
(amounts are per diluted share, except share count in thousands) (unaudited)

	Year Ended
	December 31,
	2005	2004

Net income available to common shareholders	$ 1.51	$ 1.65
Add: Real estate-related depreciation and amortization on continuing operations (1)	2.10	1.82
Real estate-related depreciation and amortization on discontinued operations	0.01	0.06
Deduct: Gain on sale of investment in unconsolidated joint venture	--	(0.01)
(Deduct) Add: Realized gains (losses) and unrealized losses on disposition of rental property, net	(0.07)	0.01
Minority interest/rounding adjustment	0.02	0.07
Funds from operations available to common shareholders (2)	$ 3.57	$ 3.60

Diluted weighted average shares/units outstanding (3)	75,719	74,948

(1) Includes the Company’s share from unconsolidated joint ventures of $0.06 and $0.12 for 2005 and 2004, respectively.

(2)    Funds from operations for both periods are calculated in accordance with the National Association of Real Estate Investment Trusts (NAREIT) definition. For further discussion, see “Information About FFO” in this release.

(3)    Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common and preferred units into common shares (13,782 shares in 2005 and 13,965 shares in 2004), plus dilutive Common Stock Equivalents (i.e. stock options and warrants).

Mack-Cali Realty Corporation
Consolidated Balance Sheets
(in thousands, except share amounts)

	December 31,
	2005	2004

ASSETS:
Rental property
Land and leasehold interests	$ 637,653	$ 593,606
Buildings and improvements	3,539,003	3,296,789
Tenant improvements	307,664	262,626
Furniture, fixtures and equipment	7,432	7,938
	4,491,752	4,160,959
Less-accumulated deprec. & amort.	(722,980)	(641,626)
	3,768,772	3,519,333
Rental property held for sale, net	--	19,132
Net investment in rental property	3,768,772	3,538,465
Cash and cash equivalents	60,397	12,270
Marketable securities available for sale at fair value	50,847	--
Investments in unconsolidated joint ventures	62,138	46,743
Unbilled rents receivable, net	92,692	82,586
Deferred charges and other assets, net	197,634	155,060
Restricted cash	9,221	10,477
Accounts receivable, net	5,801	4,564

Total assets	$ 4,247,502	$ 3,850,165

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Senior unsecured notes	$ 1,430,509	$ 1,031,102
Revolving credit facilities	227,000	107,000
Mortgages, loans payable and other obligations	468,672	564,198
Dividends and distributions payable	48,178	47,712
Accounts payable, accrued expenses and other liabilities	85,481	57,002
Rents received in advance and security deposits	47,685	47,938
Accrued interest payable	27,871	22,144
Total liabilities	2,335,396	1,877,096
Minority interests:
Operating Partnership	400,819	416,855
Consolidated joint ventures	--	11,103
Total minority interests	400,819	427,958

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized, 10,000
and 10,000 shares outstanding, at liquidation preference	25,000	25,000
Common stock, $0.01 par value, 190,000,000 shares authorized,
62,019,646 and 61,038,875 shares outstanding	620	610
Additional paid-in capital	1,682,141	1,650,834
Unamortized stock compensation	(6,105)	(3,968)
Dividends in excess of net earnings	(189,579)	(127,365)
Accumulated other comprehensive loss	(790)	--
Total stockholders’ equity	1,511,287	1,545,111

Total liabilities and stockholders’ equity	$ 4,247,502	$ 3,850,165